                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


                                                ARTHUR ANDERSEN LLP


San Jose, California
February 26, 1998